Exhibit 32.1 CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the registration statement of Neptune
Industries, Inc. (the "Company") on Form SB-2 as filed with the
Securities and Exchange Commission on the date hereof (the
"Report"), I, Robert Hipple, Chief Financial Officer, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert Hipple
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Robert Hipple
Chief Financial Officer
December 13, 2007